UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Procter & Gamble Company

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P&G Colleagues,

Today, Jon and I presented to investors at the Barclays Global Consumer Staples Conference in Boston. We discussed the plans and progress you’re all a part of to create value for consumers and for all P&G shareholders.

We reiterated that P&G is a profoundly different, stronger and more profitable company than it was just a few years ago. Thanks to your efforts, we are much better positioned for the short-, mid- and long-term. We’re successfully executing a strategy that is working, as evidenced by meeting or exceeding our fiscal year 2017 objectives, and strong shareholder returns in the past two years—well above our peers. We remain focused on delivering our plan, and preventing anything from derailing progress.

We also issued a news release today in response to Trian’s recently published “white paper” outlining proposed changes for P&G. This document confirms Trian has an outdated and misinformed view of our Company today, ignoring our ongoing transformation. One of the proposals is to put P&G through yet another reorganization into three business units, an approach we’ve already evaluated and concluded would be value destructive and appears to be a precursor to his “playbook” for a breakup of the Company. In the 94-page recommendation there was nothing new of substance, and it doesn’t once mention the employees or the impact on the communities in which we live and work.

On the proxy contest, thank you for your feedback, and please know that we hear you regarding the number of mailings and phone calls you’ve received. We did not choose to be in this proxy contest, but we’ll keep communicating with you because the stakes are high. I continue to strongly believe it is in the best interest of our Company—and all of us who care about P&G—to VOTE BLUE.

P&G is on the right track. It is critical that we, again, deliver or overdeliver our commitments this year.

Thank you for everything you’re doing.

David

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.